Exhibit 99.1

Nabors Received Delisting Notice from the New York Stock Exchange

HAMILTON, Bermuda, April 9, 2020 /PRNewswire/-- Nabors Industries Ltd. (NYSE: NBR) (“Nabors”) today announced that it received notification from the New York Stock Exchange (the “NYSE”) that it is no longer in compliance with the NYSE continued listing criteria set forth in Section 802.01C of the NYSE’s Listed Company Manual requiring listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days. Nabors is in compliance with all other NYSE continued listing standard rules.

Pursuant to Section 802.01C, Nabors has a period of six months following the receipt of the Delisting Notice to regain compliance with the minimum share price requirement, subject to possible extension in the discretion of the NYSE. Nabors can regain compliance with the minimum share price requirement at any time during the six month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, Nabors has a closing share price of at least $1.00, and an average closing share price of at least $1.00 over the 30 trading-day period ending on such date.

As previously announced, Nabors has proposed a reverse stock split to raise the per share trading price of its common shares in order to maintain its listing on the NYSE. If Nabors effectuates a reverse stock split following shareholder approval to cure the condition, the condition will be deemed cured if the price promptly exceeds $1.00 a share, and the price remains above that level for at least the following 30 trading days. Nabors plans to formally notify the NYSE within 10 business days of its intent to cure the deficiency. If Nabors does not notify the NYSE that it intends to cure the deficiency as described above, then the NYSE could commence delisting procedures.

The Delisting Notice has no immediate impact on the listing of Nabors’ common shares, which will continue to be listed and traded on the NYSE during the cure period under the trading symbol “NBR”, subject to Nabors’ continued compliance with the other listing requirements of the NYSE. However, the trading symbol will have an added designation of “.BC” to indicate that the status of the common shares is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as Nabors regains compliance.

The NYSE notification does not affect Nabors’ business operations or its Securities and Exchange Commission (“SEC”) reporting requirements, and does not conflict with or cause an event of default under any of Nabors’ material debt agreements.

The information above includes forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the SEC. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. Nabors does not undertake to update these forward-looking statements.

About Nabors Industries

Nabors (NYSE: NBR) owns and operates one of the world's largest land-based drilling rig fleets and provides offshore platform rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties. Leveraging our advanced drilling automation capabilities, Nabors highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Media Contacts:

For further information regarding Nabors, please contact Dennis A. Smith, Senior Vice President of Corporate Development & Investor Relations, +1 281-775-8038 or William C. Conroy, Senior Director of Corporate Development & Investor Relations, +1 281-775-2423.  To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com.

SOURCE Nabors Industries Ltd.